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                                                       EXHIBIT 21

                 SUBSIDIARIES OF H&R BLOCK, INC.

     The following is a  list of the direct and  indirect subsid-
iaries  of H&R Block, Inc.,  a Missouri corporation.   All active
subsidiaries do business under their corporate names listed below or close derivatives thereof:

                                             Jurisdiction in
          Name                               which organized

H&R Block Group, Inc....................     Delaware (1)
Block Investment Corporation............     Delaware (1)
HRB Management, Inc.....................     Missouri (2)
H&R Block Tax Services, Inc.............     Missouri (2)
H&R Block Eastern Tax Services, Inc.....     Missouri (3)
H&R Block of Dallas, Inc................     Texas (3)
HRB Partners, Inc.......................     Delaware (4)
H&R Block and Associates, L.P...........     Delaware (5)
HRB Royalty, Inc........................     Delaware (3)
BWA Advertising, Inc....................     Missouri (3)
H&R Block Canada, Inc...................     Canada (3)
H&R Block (Nova Scotia), Incorporated...     Nova Scotia (6)
H&R Block (Guam), Inc...................     Guam (3)
H&R Block Limited.......................     New South Wales (7)
H&R Block The Income Tax People Limited.     New Zealand (3)
Block Financial Corporation.............     Delaware (2)
Franchise Partner, Inc..................     Nevada (8)
Companion Financial Corporation.........     Utah (8)
Companion Insurance, Ltd................     Bermuda (8)
BFC Investment, Inc.....................     Delaware (2)
MECA Software, Inc......................     Delaware (2)
Legal Knowledge Systems, Inc............     Pennsylvania (9)
Live Free or Die Software, Ltd..........     New Hampshire (9)
Great American Software, Inc............     New Hampshire (10)
Capitol Software, Inc...................     New Hampshire (10)
CompuServe Incorporated.................     Ohio (2)
CompuPlex Incorporated..................     Ohio (11)
CompuServe Systems Integration
  Group Southwest, Inc..................     Texas (11)
CompuServe Canada Limited...............     Canada (11)
CompuServe Consulting Services
  (UK) Limited..........................     United Kingdom (11)
CompuServe Information Services
  (UK) Limited..........................     United Kingdom (11)
CompuServe Information Services GMBH....     Germany (11)
CompuServe Information Services AG......     Switzerland (11)
CompuServe Information Systems SARL.....     France (11)
CompuServe AB...........................     Sweden (11)
CompuServe Information Services, B.V....     The Netherlands (11)
Access Technology, Inc..................     Massachusetts (12)
PM Industries, Inc......................     Kansas (12)
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NOTES TO SUBSIDIARIES OF H&R BLOCK, INC.:

(1)  Wholly-owned subsidiary of H&R Block, Inc.
(2)  Wholly-owned subsidiary of H&R Block Group, Inc.
(3)  Wholly-owned subsidiary of H&R Block Tax Services, Inc.
(4)  Wholly-owned subsidiary of H&R Block of Dallas, Inc.
(5) Limited partnership in which H&R Block Tax Services, Inc. is a 1% general partner and HRB Partners, Inc. is a 99% limited partner.
(6)  Wholly-owned subsidiary of H&R Block Canada, Inc.
(7)  Wholly-owned subsidiary of HRB Royalty, Inc.
(8)  Wholly-owned subsidiary of Block Financial Corporation.
(9)  Wholly-owned subsidiary of MECA Software, Inc.
(10) Wholly-owned subsidiary of Live Free or Die Software, Ltd.
(11) Wholly-owned subsidiary of CompuServe Incorporated.
(12) Wholly-owned subsidiary of HRB Management, Inc.